Exhibit 10.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

MACH ONE CORPORATION

Zero Coupon Convertible Subordinated

Promissory Note Due 2013 Issue Price: $1,500,000 Issue Date: December 12, 2008 Maturity Value: $1,914,420 Maturity Date: December 12, 2013 Compounded Per Annum Yield: 5.0%

For value received, MACH ONE CORPORATION, a Nevada corporation (the "Company"), hereby promises to pay to the order of______________________, (hereinafter referred to as the "Payee" and/or “Purchaser”), or registered assigns, on the Maturity Date the Maturity Value, subject to any right of redemption, as provided for herein, in lawful money of the United States of America, in immediately available funds, at ____________________________________________ (the “Principal Address” of the Payee) or at such other place as the legal holder may designate from time to time in writing to the Company, or upon earlier redemption of this Note, as set forth below, at the Issue Price plus the Compounded Per Annum Yield from the Issue Date.

This Promissory Note is issued pursuant to and is entitled to the benefits of a certain Plan and Agreement of Reorganization, dated as of December 12, 2008, among the Company and certain Purchasers identified therein, as the same may be amended from time to time (the "Agreement"), and each holder of this Promissory Note, by its acceptance hereof, agrees to be bound by the provisions of the Agreement, a copy of which may be inspected by the legal holder hereof at the principal office of the Company. As provided herein, (i) this Promissory Note is subject to prepayment in Section 5.1 herein, (ii) the payment of this Promissory Note is subordinated to Senior Debt, as defined herein, and (iii) in case of an Event of Default as defined herein, this Promissory Note may become or may be declared due and payable in the manner and with the effect provided for herein. Except as expressly provided in Section 5.1 herein, the Company has no right or power to prepay this Promissory Note.
As further provided herein, upon surrender of this Promissory Note for transfer or exchange, a new Promissory Note or new Promissory Notes of the same tenor, dated the original date of the Promissory Note and in an aggregate Issue Price equal to the unpaid Issue Price, and in an aggregate Maturity Value equal to the Maturity Value less the portion so paid, of the Promissory Note so surrendered, will be issued to and registered in the name of the transferee or transferees. The Company may treat the person in whose name this Promissory Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes.

1.1 Payments and Endorsements. Payment of principal and accrued Original Issue Discount on the Zero Coupon Notes shall be made directly by check duly mailed or delivered to the Payee at his/her/its Principal Address referred above, without any presentment or notation of payment.

2.1. Conversion of Stated Principal Amount. This Promissory Note is convertible into shares of the Common Stock of the Company at the Applicable Conversion Value, as determined in Paragraph 3.2 herein per share.

3.1 Adjustments for Stock Splits, Consolidations, etc. The number and class of shares into which this Promissory Note is convertible shall at all times be equal to the number of shares that the Holder would have held if the Holder had received the Conversion Shares at the Issue Date and had continuously held those shares to the date of conversion.

3.2 Adjustments for Dilutive Issues.

(a) Applicable Conversion Rate. The number of shares of Common Stock issuable upon conversion of this Promissory Note shall be the quotient obtained by dividing the portion of the Issue Price of this Note that is being converted by the Applicable Conversion Value, calculated as provided in Paragraph 2.2(b) below.

(b) Applicable Conversion Value. The Applicable Conversion Value in effect from time to time, except as adjusted in accordance with Paragraph 2.2(c) hereof, shall be $.125.

(c) Upon Sale of Common Stock. If the Company issues shares of its Common Stock for no consideration or at a price per share less than the then existing Applicable Conversion Value then a new Applicable Conversion Value shall be calculated by multiplying the then existing Applicable Conversion Value by the following fraction:

A+ (C/Vp)
A + N

A = the number of shares outstanding immediately prior to the issuance if all convertible securities, warrants, options and rights were converted or exercised.
C = consideration
Vp = previous or then existing applicable conversion value
N = number of shares of common stock issued; or in the event of a convertible security, the number of shares that security is convertible into.

Consideration means consideration received for issuance plus minimum consideration receivable upon exercise. If a portion of the consideration is other than cash, its value shall be fair market value as determined in good faith by the Board of Directors.

The Company's issuance of shares of Common Stock or options to purchase Common Stock pursuant to any stock purchase, stock option, or incentive program approved by the Board of Directors, to the company's employees, directors, or officers, shall not result in any change to the Applicable Conversion Value.

3.3 Reservation of Shares. The Company shall at all times during the period this Promissory Note is outstanding reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Promissory Note, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations, which, in the opinion of counsel for the Company, shall be applicable thereto.

4.1 Method of Converting Promissory Notes. Subject to the terms and conditions of this Promissory Note, the Promissory Note may be converted by written notice to the Company, at its principal office in the State of Wisconsin, which presently is located at 6430 Congress Drive, West Bend, Wisconsin 53095. Such notice shall state the election to convert the Promissory Note and the amount and the number of shares in respect of which it is being converted, and shall be signed by the person or persons so converting the Promissory Note. Such notice shall be accompanied by confirmation of cancellation of all or a portion of the Promissory Note. The Company shall deliver a certificate or certificates representing the shares subject to such conversion as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which the Promissory Note shall have been so converted shall be registered in the name of the person or persons so converting the Promissory Note, and shall be delivered, as provided above, to or upon the written order of the person or persons converting the Promissory Note. In the event the Promissory Note shall be exercised by any person or persons other than the Holder in accordance with the terms hereof, such notice shall be accompanied by appropriate proof of the right of such person or persons to convert the Promissory Note. All shares that shall be purchased upon the conversion of the Promissory Note as provided herein shall be fully paid and nonassessable. The holder of this Promissory Note shall not be entitled to the privileges of share ownership as to any shares of Common Stock not actually issued and delivered to it. The Holder hereby certifies that all shares of Common Stock in the Company purchased or to be purchased by it pursuant to the exercise of this Promissory Note are being, or are to be, acquired by it for investment, and not with a view to the distribution thereof. In addition, the person converting the Promissory Note shall execute and deliver to the Company, with the notice provided for above, a certificate substantially in the form attached hereto as Exhibit A.

5.1 Redemption of Notes.

(a) Required Redemptions. Upon the earlier to occur of a merger or other change of control described in Section 4.02(a) or on the 12th day of December 2013, the Company shall pay, without premium, the Issue Price plus the accrued Original Issue Discount of the Zero Coupon Notes then outstanding.

(b) Optional Redemption. In addition to the redemption of Notes required under subsection 5.1(a), in the event the Company closes a Qualified Public Offering the Company may, without premium, subject to the notice requirement of subsection 5.1(c), redeem the outstanding Notes, in whole but not in part, in an amount equal to the Issue Price of, and all accrued Original Issue Discount on, the Zero Coupon Notes, to the extent such Notes remain outstanding.(c) Notice of Redemptions. Notice of optional redemptions pursuant to subsection 1.08(b) shall be given to all registered holders of the Notes at least thirty (30) days prior to the date of such redemption. The Company shall give all registered holders of the Notes at least ten (10) days prior written notice of the Company's intention to file a Registration Statement with the Securities and Exchange Commission for Any Public Offering.

6.1 Registration, etc. The Company shall maintain at its principal office a register of the Notes and shall record the names and addresses of the holders of the Notes, which includes the address to which notices are to be sent and payments are to be made, and the particulars of all transfers, exchanges and replacements of Notes.

7.1 Transfer and Exchange of Notes. The holder of any Note may surrender such Note at the principal office of the Company for transfer or exchange. The Company shall promptly make such exchange or transfer without expense to the holder (other than transfer taxes, if any) and shall issue in exchange therefore another Note for the same aggregate principal amount as the unpaid principal amount of the Note so surrendered.

8.1 Replacement of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note and, if requested in the case of any such loss, theft or destruction, the Company will issue a new Note, of like tenor and amount and dated the date to which interest has been paid, in lieu of such lost, stolen, destroyed or mutilated Note.

9.1 Subordination. The payment of the principal of each and all of the Notes shall be subordinated in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt (as hereinafter defined) at any time outstanding.

(a) No Payment on Notes Under Certain Conditions. In the event that:

(i) any default occurs in the payment of the principal of or interest on any Senior Debt and during the continuance of such default until such payment has been made or such default has been cured or waived in writing by such holder of Senior Debt; or

(ii) the maturity of any Senior Debt is accelerated by any holder thereof because of a default with respect thereto and until such acceleration has been rescinded or said Senior Debt has been paid; then and during the continuance of any of such events no payment of principal or interest on the Notes shall be made nor shall any property or assets be applied to the purchase or redemption of the Notes, whether voluntary or involuntary, by the Company or demanded or accepted by any holder of the Notes who has received notice from the Company or from a holder of Senior Debt of either of such events.

(b) Scope of Section. The provisions of this Section 9.1 are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of Senior Debt, on the other hand. Nothing contained in this Section 9.1 or elsewhere in this Agreement or the Notes is intended to or shall impair, as between the Company, its creditors, other than the holders of Senior Debt, and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Notes the principal of the Notes, Original Issue Discount on the Zero Coupon Notes.,

(c) Senior Debt Defined. The term "Senior Debt" shall mean all money borrowed from banks, including any extension or renewals thereof, whether outstanding on the date hereof or thereafter created or incurred, which is not by its terms subordinate and junior to or on parity with the Notes.

10.1 Representations by the Purchasers.

(a) Investment. Each Purchaser severally, and not jointly, represents that:

(i) Such Purchaser has been advised that the Securities have not been registered under the Securities Act nor qualified under any state securities laws on the ground, among others, that no distribution or public offering of the Promissory Notes or the Conversion Shares is to be effected. It is Purchaser's intention to acquire the Securities for its own account for the purpose of investment and not with a view to distribution or resale thereof.

(ii) The Purchaser acknowledges that the Notes and the certificates representing the Conversion Shares, when issued, shall contain the following legends:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER;

(b) Authorization. Each Purchaser, severally, but not jointly, further represents that:

(i) It has duly authorized, executed and delivered this Promissory Note and any other agreements and instruments executed in connection herewith.

(ii) This Promissory Note and such other agreements and instruments constitute the valid and binding obligations of such Purchaser, enforceable against it in accordance with their respective terms.

11. COVENANTS OF THE COMPANY AND PURCHASERS

11.1 Affirmative Covenants of the Company Other Than Reporting Requirements. The Company covenants and agrees that, so long as any of the Notes are outstanding it will perform and observe the following covenants and provisions and will cause each Subsidiary to perform and observe the following covenants and provisions:

(a) Punctual Payment. Redeem the Notes at the times and place and in the manner provided in the terms of the Notes, respectively; and pay the principal of, premium, if any, and interest on each of the Notes at the times and place and in the manner provided in the Notes and herein.

11.2 Negative Covenants of the Company. The Company covenants and agrees that, until the Notes have been paid in full or converted, it will not take the actions contained in the following covenants and provisions, and will not permit any Subsidiary to take the actions contained in the following covenants and provisions:

(a) Mergers, Sale of Assets. Merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions), all or substantially all of its property and assets to any Person, except for sales or other dispositions of assets in the ordinary course of business and except that the Company may merge any Person into it or otherwise acquire such Person so long as the holders of voting stock of the Company immediately prior to such merger are the holders of more than 50% of the voting stock of the resulting company immediately following such merger, such merger or acquisition does not result in the violation of any of the provisions of this Promissory Note, no such violation exists at the time of such merger or acquisition and the corporate structure does not change in a manner to substantially change the rights of Purchasers. If the Company elects to enter a transaction otherwise prohibited by this Section 11.2(a) it shall first give Purchasers thirty days prior written notice. In the event of a breach of the provisions of this subsection 11.2(a), Purchasers may resort to the remedies provided in Article __ of this Promissory Note.

(b) Dealings with Affiliates and Others. Other than stock transactions, enter into any transaction with any officer, director or stockholder of the Company, or any member of their respective immediate families, or any corporation or other entity directly or indirectly controlled by one or more of such Persons, except in amounts less than $100,000 in any year in a single transaction or a series of similar transactions, unless such transaction is approved in advance by a majority of disinterested members of the Board of Directors.

(c) Dividends. (i) Purchase any class of the Company's or any Subsidiary's capital stock above the appraised fair market value per share of such stock, (ii) purchase any such stock in violation of any existing shareholders or stockholders agreement, if applicable, (iii) pay any dividends on any capital stock if there is a default on the payment of the principal or interest on the Notes, or (iv) if the payment of the dividends or purchase of such stock would impair the capital of the Company.

(d) Agreements with Employees for the Purchase of Securities. The Company shall not issue securities to employees, officers, directors or other parties at a price less than the fair market value of such securities, nor shall it grant options to purchase its securities at a price less than the then fair market value.

11.3 Reporting Requirements. The Company will furnish the following to each holder who owns of record or beneficially or has the right to acquire from the Company any Conversion Shares, and to each holder of the Notes:

(a) within five (5) days after the occurrence of each Event of Default or each event that, with the giving of notice or lapse of time or both, would or could reasonably constitute an Event of Default, the statement of the chief executive officer of the Company setting forth details of such Event of Default or event and the action the Company proposes to take with respect thereto;

(b) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Company, a copy of the annual audit report for such year for the Company, including therein Consolidated, balance sheets of the Company as of the end of such fiscal year and Consolidated statements of income and retained earnings and of statements of cash flow of the Company, all duly certified by a nationally recognized independent public accounting firm chosen by the Board of Directors;

11.4 Confidentiality. Any confidential information obtained by any holder of the Promissory Notes or Conversion Shares pursuant to this Agreement shall be treated as confidential and shall not be disclosed to a third party without the consent of the Board of Directors, except that such information shall not be deemed confidential for the purpose of enforcement of this Promissory Note.

12. EVENTS OF DEFAULT

Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

(a) The Company shall fail to pay any installment of principal of any of the Notes when due; or

(b) Any representation or warranty made by the Company or any Subsidiary in this Promissory Note or by the Company or any Subsidiary (or any officers of the Company or any Subsidiary) in any certificate, instrument or written statement contemplated by or made or delivered pursuant to or in connection with this Promissory Note, shall prove to have been materially incorrect; or

(c) The Company shall fail to perform or observe any material term, covenant or agreement contained in this Promissory Note on its part to be performed or observed, and any such failure remains unremedied for thirty (30) days after written notice thereof has been given to the Company by any holder of the Notes or Conversion Shares; or

(d) The Company shall fail to pay any Indebtedness for borrowed money (other than as evidenced by the Promissory Notes) owing by the Company aggregating $100,000 or more, or any interest or premium thereon, when due (or, if permitted by the terms of the relevant document, within any applicable grace period); or

(e) The Company shall be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary or involuntary case being filed against it under Title 11 of the United States Code as from time to time in effect, or under any applicable insolvency laws, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case; or (iii) by its making an assignment for the benefit of its creditors, or appointing or consenting to the appointment of a receiver; or

(f) Any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against the property of the Company and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy; or

(g) The Company shall merge or consolidate with, or sell, assign, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions), all or substantially all of its property and assets (whether now owned or hereinafter acquired) to any Person, or permit any Subsidiary to do any of the foregoing; then, and in any such event, the Purchasers may, by notice to the Company, declare the entire unpaid Issue Price, plus all accrued Original Issue Discount, and all other amounts payable under this Promissory Note, to be forthwith due and payable, whereupon the Notes, all such accrued Original Issue Discount and interest and all such amounts shall become and be forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

13. DEFINITIONS AND ACCOUNTING TERMS

13.1 Certain Defined Terms. As used in this Promissory Note, the following terms shall have the following meanings:

"Any Public Offering" means and includes the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock for the account of the Company.

"Board of Directors" shall mean the then present members of the Board of Directors of the Company.

"Common Stock" includes (a) the Company's $.001 par value, and the Company's Preferred Stock, $.05 par value, as authorized on the date of this Agreement, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after the date hereof, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of directors of the Company, and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

"Consolidated" when used with reference to any term defined herein shall mean that term as applied to the accounts of the Company and its Subsidiaries consolidated in accordance with generally accepted accounting principles after eliminating intercompany items and minority interests.

"Debt Securities" means and includes (i) any debt security of the Company that by its terms is convertible into or exchangeable for any equity security of the Company that is a combination of debt and equity, or (ii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such debt security of the Company.

"Exchange Act" means the Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal Agency then administering the Exchange Act) thereunder, all as the same shall be in effect at the time.

"Indebtedness" means all obligations, contingent and otherwise, which should, in accordance with generally accepted accounting principles consistently applied, be classified upon the obligor's balance sheet as liabilities, excluding any liabilities in respect of deferred federal or state income taxes.

"Issue Price" means the original purchase price of the Zero Coupon Notes as set forth on the first page of this Promissory Note.

"Maturity Value" means the amount payable on the Zero Coupon Notes on the stated date due, as set forth on the first page of this Promissory Note.

"Original Issue Discount" shall mean herein and for federal income tax purposes the difference between the Issue Price and the Maturity Value.

"Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or. a government or any agency or political subdivision thereof.

"Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission (or of any other Federal agency then administering The Securities Act) thereunder, all as the same shall be in effect at the time.

"Subsidiary" or "Subsidiaries" any corporation, 50% or more of the outstanding voting stock of which shall at the time be owned by the Company or by one or more Subsidiaries, or any other entity or enterprise, 50% or more of the equity of which shall at the time be owned by the Company or by one or more Subsidiaries.

"Wholly-Owned Subsidiary" or "Wholly-Owned Subsidiaries" means any corporation, 100% of the outstanding voting stock of which shall at the time be owned by the Company or by one or more Wholly-Owned Subsidiaries, or any other entity or enterprise, 100% of the equity of which shall at the time be owned by the Company or by one or more Wholly-Owned Subsidiaries.

"Zero Coupon Notes" means the Company’s $1,500,000 Maturity Value Zero Coupon Convertible Subordinated Promissory Notes with the Maturity Value payable on November __, 2013.

13.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles, and all other financial data submitted pursuant to this Agreement shall be prepared and calculated in accordance with such principles.

14. MISCELLANEOUS

14.1 No Waiver; Cumulative Remedies. No failure or delay on the part of any Purchaser, or any other holder of the Notes, in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative.

14.2 Amendments, Waivers and Consents. Except as expressly provided herein, no changes in or additions to this Promissory Note may be made, nor compliance with any covenant or provision herein or therein set forth may be omitted or waived, unless the Company shall obtain consent thereto in writing from the party against whom enforcement of any such amendment, waiver or discharge is sought. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14.3 Addresses for Notices, etc. All notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic or facsimile communication) and mailed, by certified or registered mail, or telegraphed, sent by facsimile or delivered to the Company at the addresses indicated on the signature page hereto.

If to the Purchaser: at the address or facsimile number set forth under their respective names on Exhibit 1.01A hereto, with a copy to Law Offices of William B. Barnett, 21550 Oxnard Street, Suite 200, Woodland Hills, California 91367, Attention: William B. Barnett, Esq., Facsimile: (818) 999-2269.

If to any other holder of the Securities: at such holder's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall, when mailed or telegraphed, respectively, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid.

14.4 Costs, Expenses and Taxes. The parties shall pay their own expenses, fees and costs incurred in connection with the investigation, preparation, execution and delivery of this Promissory Note and the transactions contemplated hereby. In the event of any controversy, claim or dispute among the parties hereto arising out of or relating to this Promissory Note, or breach hereof, the prevailing party shall be entitled to recover from the losing party reasonable attorneys' fees, expenses and costs.

14.5 Binding Effect: Assignment. This Promissory Note shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective successors and assigns.

14.6 Survival of Representations and Warranties. All representations and warranties made herein shall survive the execution and delivery hereof.

14.7 Severability. The invalidity or unenforceability of any provision hereto shall in no way affect the validity or enforceability of any other provision.

14.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

14.9 Further Assurances. From and after the date of this Promissory Note, upon the request of the Purchasers, the Company and each Subsidiary shall execute and deliver such instruments, documents and other writings as may be necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Promissory Note.

The Company and all endorsers and guarantors of this Promissory Note hereby waive presentment, demand, notice of nonpayment, protest, and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Promissory Note.

 MACH ONE CORPORATION

By: /s/ Monte B. Tobin Monte B. Tobin, President & Secretary

             [Corporate Seal]

EXHIBIT A
TO PROMISSORY NOTE

CERTIFICATE

_______________, 20__

I hereby certify that all of the shares of Common Stock, $..001 par value, of MACH ONE CORPORATION, purchased by the undersigned pursuant to the conversion on this date of the Zero Coupon Convertible Subordinated Promissory Note payable by MACH ONE CORPORATION, dated the 12th day of December, 2008, are being acquired by the undersigned for investment and not with a view to the distribution thereof.

By: ____________________________